The following form of restricted stock award agreement was entered into between Bell and each of the executive officers named below with respect to the number of shares of common stock set opposite after each executive officer name.

Terry G. Lee             7,082

Howard A. Kosick         7,082

Mary J. George           7,082

Bernard A. Kotlier       3,541

William Hanneman         2,125

John L. Carenza          1,416

                                BELL SPORTS CORP.
                        RESTRICTED STOCK AWARD AGREEMENT


                  Bell Sports Corp., a Delaware corporation (the "Company"), hereby grants to _________ (the "Holder") as of August 27, 1996 (the "Grant Date"), a restricted stock award (the "Award") of _______ shares of the Company's Common Stock, $.01 par value ("Common Stock"), upon and subject to the restrictions, terms and conditions set forth below.

                  1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall (a) accept this Agreement by executing it in the space provided below and returning it to the Company and (b) execute and return one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares subject to the Award, if shares are forfeited pursuant to Paragraph 4 hereof or if required under applicable laws or regulations. As soon as practicable after the Holder has executed this Agreement and such stock power or powers and returned the same to the Company, the Company shall cause to be issued in the Holder's name a stock certificate or certificates representing the total number of shares of Common Stock subject to the Award.

                  2. Rights as a Stockholder. The Holder shall have the right to vote the shares of Common Stock subject to the Award and to receive dividends and other distributions thereon unless and until, and only to the extent, such shares are forfeited pursuant to Paragraph 4 hereof; provided, however, that a dividend or other distribution with respect shares of Common Stock (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company (and the Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or other distribution was made.

                  3. Custody and Delivery of Certificates Representing Shares. The Company shall hold the certificate or certificates representing the shares of Common Stock subject to the Award until such Award shall have vested, in whole or in part, pursuant to Paragraph 4 hereof, and the Company shall as soon thereafter as practicable, subject to Section 6.2, deliver the certificate or certificates for the vested shares to the Holder and destroy the stock power or powers relating to the vested shares. If such stock power or powers also relates to unvested shares, the Company may require, as a condition precedent to delivery of any certificate pursuant to this Section 3, the execution and delivery to the Company of one or more stock powers relating to such unvested shares.

                  4.  Restriction  Period and Vesting.  (a) The Award shall vest
(i) with respect to one-third of the aggregate number of shares of Common Stock subject to the Award on the first anniversary of the Grant Date, (ii) with respect to one half of the unvested shares then subject to the Award on the second anniversary of the Grant Date, (iii) with respect to all of the unvested shares then subject to the Award on the third anniversary of the Grant Date or
(iv) earlier pursuant to Sections 4(b) and 4(c) hereof.

         (b) If the Holder's  employment by the Company terminates by reason of:
(i) retirement on or after age 62 and a minimum of 5 years of employment with the Company, (ii) an Involuntary Termination of Employment, (iii) disability or
(iv) death, the Award shall become fully vested as of the effective date of the Holder's termination of employment or the date of death, as the case may be.

         (c) The Award shall become fully vested upon a Change of Control of the Company.

         (d) Except as set forth in Sections 4(b) and 4(c) hereof, the portion of the Award which is not vested as of the effective date of the Holder's termination of employment with the Company shall be forfeited by the Holder as of the effective date of the Holder's termination of employment and such portion shall be canceled by the Company.

                  5. Termination of Award. In the event that the Holder shall forfeit all or a portion of the shares of Common Stock subject to the Award, the Holder shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Holder returns this Agreement.

                  6.    Additional Terms and Conditions of Award.

                  6.1. Nontransferability of Award. During the Restriction Period, the shares of Common Stock subject to the Award and not then vested may not be transferred by the Holder other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing, during the Restriction Period, the shares of Common Stock subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of such shares, the Award shall immediately become null and void.

                  6.2. Withholding Taxes. As a condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

                  6.3. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be appropriately adjusted by the Company. If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder in connection with the vesting, if any, of such fractional security, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value on the vesting date. The decision of the Company regarding any such adjustment shall be final, binding and conclusive.

                  6.4. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Common Stock subject to the Award may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

                  6.5. Delivery of Certificates. Subject to Section 6.3 and the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.2.

                  6.6. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or any affiliate of the Company.

                  6.7. Decisions of Board. The Board or a duly authorized committee thereof shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or such committee regarding this Agreement shall be final, binding and conclusive.

                  7.    Miscellaneous Provisions.

                  7.1.  Meaning of Certain Terms.

         (a) As used herein, the term "vest" shall mean no longer subject to forfeiture.

         (b) As used herein, employment by the Company shall include employment by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in section 424 of the Code.

         (c) As used herein, the term "Restriction Period" shall mean any period during which any portion of the Common Stock subject to the Award is subject to forfeiture.

         (d) As used herein, the "Fair Market Value" of a share of Common Stock on a date shall mean the average of the high and low transaction prices of a share of Common Stock as reported by the Nasdaq Stock Market on such date or, if the Common Stock does not trade on The Nasdaq Stock Market, the average of the high and low transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Board or a duly authorized committee thereof, by whatever means or method as the Board, or such committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

         (e) As used herein, the term "Change of Control of the Company" shall include the consummation by the Company of a reorganization, merger, consolidation, dissolution or liquidation of the Company, provided, that such term shall not include any reorganization, merger or consolidation of the Company where immediately after such reorganization, merger or consolidation at least two-thirds of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation.

         (f) As used herein, the term "Involuntary Termination of Employment" shall mean any termination of employment by the Company by reason of resignation at the request of the Company or any other involuntary termination of the Holder's employment with the Company by action of the Company other than a termination for cause.

         (g) References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

                  7.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement.

                  7.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to 15170 N. Hayden Rd., Suite 1, Scottsdale, Arizona 85260, Attention: Corporate Secretary, and if to the Holder, to _____________, __________________________. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

                  7.4. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

                  7.5. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


                                      Bell Sports Corp.



                                      By:________________________________
                                        Name:
                                        Title:



Accepted as of the 27th day of
August, 1996



_________________________________
Name